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                                                                     EXHIBIT 4.3

                   SECOND AMENDMENT TO SHAREHOLDERS' AGREEMENT

     This Second Amendment (this "Amendment") is made as of August 25, 2005 to the Shareholders' Agreement, dated as of September 17, 1998, as amended, by and among Dover Saddlery, Inc., a Delaware corporation (the "Company"), a majority in interest of the Purchasers (as defined therein) and a majority in interest of the Sellers (as defined therein) (as amended, the "Shareholders' Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings assigned to such terms in the Shareholders' Agreement.

     WHEREAS, the Company and the Shareholders entered into the Shareholders' Agreement and now the parties wish to amend certain provisions of the Shareholders' Agreement;

     WHEREAS, Section 16 of the Shareholders' Agreement allows for such amendments by written consent of the Company, a majority in interest of the Purchasers and a majority in interest of the Sellers;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders' Agreement is hereby amended as follows:

     1. The first paragraph (the preamble) of the Shareholders' Agreement shall be amended by including Citizens in the definition of the term "Sellers" if and when Citizens shall become a party to the Shareholders' Agreement by executing an Instrument of Accession in the form attached hereto as Exhibit A, provided that such Instrument of Accession is accepted and executed by the Company.

     2. The form of instrument of accession attached to this Amendment as Exhibit A shall become Exhibit A to the Shareholders' Agreement.

     3.   A new definition of the term "Change in Control" shall be added to
          Section 1(a) of the Shareholders' Agreement as follows:

               ""Change in Control" shall mean the first to occur of the following (i) the merger or consolidation of the Company with or into another corporation or entity where the Company is not the surviving entity, (ii) the sale of all or substantially all of the assets of the Company, (iii) the sale of voting securities of the Company to an acquiror which, immediately prior to the transaction, held less than 10% of the voting control of the Company, in a transaction or series of transactions after which such acquiror owns, directly or indirectly, in excess of 50% of the voting control of the Company, (iv) a transaction or related series of transactions or reorganization of the Company in which the holders of the Company's capital stock immediately prior to the transaction or related series of transactions hold less than a majority of the capital
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               stock of the surviving company, and (v) a liquidation or winding up of the Company."

     4. The definition of the term "Citizens" in Section 1(a) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following sentence:

               ""Citizens" shall mean Citizens Ventures, Inc."

     5. The definitions of the terms "Citizens Agreement" and "Citizens Stockholders and Registration Rights Agreement" in Section 1(a) of the Shareholders' Agreement shall each be deleted.

     6. The definition of "Common Stock" in Section 1(a) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following definition:

               "Common Stock" shall mean the class A common stock of the Company, par value $0.0001 per share, and shall include any stock into which such Common Stock shall have been changed and any stock resulting from any reclassification of such Common Stock."

     7. The definition of "Fair Market Value" in Section 1(a) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following definition:

               "Fair Market Value" as of any date shall mean the per share fair market value of the capital stock of the Company or any applicable portion thereof, determined in good faith by valuing the Company assuming the Company is sold to an independent third party as a going concern with no discount for lack of liquidity of the Company's common stock or the minority ownership discount and assuming exercise of all "in the money" warrants and any other rights to purchase shares which may be outstanding (i.e. warrants and other rights where the strike price is less than the Fair Market Value of the shares that issue on exercise), as determined by an independent investment banking firm reasonably acceptable to the Company and the interested Shareholder(s); provided that, in the event the Company and the interested Shareholder(s) cannot agree to appoint a single such firm within 10 days of the date first giving rise to the need to appoint such a firm, the Company on the one hand, and the interested Shareholder(s) on the other hand, shall each select one such firm within 5 days following the expiration of such 10 day period, and the two firms so selected shall promptly select a third such firm which firm shall be responsible for the determination of the fair market value of the Common Stock The
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               Company shall pay all of the fees, costs and expenses of all such firms."

     8. The definition of the term "Liquidity Event" in Section 1(a) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following definition:

               ""Liquidity Event" shall mean the closing of an initial public offering of the Common Stock of the Company which yields aggregate gross proceeds to the Company and selling shareholders of not less than $25,000,000."

     9. The definition of the term "Put Period" in Section 1(a) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following definition:

               ""Put Period" shall mean the period (i) commencing at the earlier of (A) 9:00 a.m., Eastern Standard Time, on December 31, 2006 or
               (B) a Change in Control, and (ii) ending at the earlier of (A) 5:00 p.m., Eastern Standard Time, on December 31, 2007 or (B) a Liquidity Event."

     10. Section 2(a)(ii)(1) of the Shareholders' Agreement shall be deleted and replaced in its entirely with the following:

               "(1) at all times prior to a Liquidity Event, two individuals designated by holders of a majority in interest of all shares of Common Stock then held by JP, DP and MP."

     11. Section 2(a)(ii)(3) of the Shareholders' Agreement shall be deleted and replaced in its entirely with the following:

               "(3) an individual (the "Fifth Director") mutually agreeable to
               (A) Day and (B) the holders of a majority in interest of all shares of Common Stock then held by JP, DP and MP."

     12. Section 2(a)(iii) of the Shareholders' Agreement shall be deleted and replaced in its entirely with the following:

               "(iii) in the event the Shareholders vote to increase the size of the Board in order to add one or more independent directors, the size of the Board may be so increased and such independent members of the Board (each an "Independent Director") shall be elected by the Shareholders."
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     13.  Section 2(a)(iv) of the Shareholders' Agreement shall be deleted and replaced in its entirely with the following:

               "(iv) the removal from the Board (with or without cause) of any representative designated hereunder by the Person(s) entitled to make such designation hereunder, upon such Person's written request for removal as to its designee, but only upon such written request; provided that (i) no director may be removed by any Person(s) not entitled to designate such director hereunder, except that (ii) any Independent Director may be removed with cause or without cause by a majority vote of the Shareholders."

     14. Section 2(a)(vi) of the Shareholders' Agreement shall be deleted and replaced in its entirety with following:

               "(vi) upon the resignation, removal or death of the Fifth Director, his replacement will be filled by an individual approved by the vote of a majority of the members of the Board who have been designated pursuant to clauses 2(a)(ii)(1) and 2(a)(ii)(2)."

     15. Section 2(f) shall be added to the Shareholders' Agreement and shall read as follows:

               "(f) Until a Liquidity Event shall have occurred, the Company shall permit a Person designated by Citizens to attend, but not vote at, all meetings of the Board and shall provide notice to such Person of each meeting of the Board as provided to other directors."

     16. Section 3 of the Shareholders' Agreement shall be deleted in its entirety and replaced with the following:

               "Section 3. Certain Consents and Rights of Sellers (other than Citizens). Notwithstanding anything in this Agreement to the contrary, for purposes of this Section 3, Citizens shall not be included in the definition of "Seller". At all times prior to the earlier to occur of (a) a Liquidity Event, or (b) (1) in the case of clauses (i) and (ii) of this Section 3, the earliest date on which none of the individual Sellers remains a member of the Board (other than by reason of the death, disability or incapacity of all of the Sellers) and (2) in the case of clauses
               (iii), (iv) and (v), the first date on which none of the individual Sellers remains a Shareholder, the consent of the Sellers (which consent will be deemed to have been obtained if, within ten days following a request therefore, a majority in interest of the Sellers shall have (x) consented in writing to,
               (y) voted in favor of, or (z) not
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               objected in writing to or voted against, such request) must be obtained with respect to the taking of any of the following actions by the Company:

               (i) an acquisition which is not a Permitted Acquisition;

               (ii) the guarantee by the Company of the obligations of third parties, except as permitted by the Senior Loan Documents;

               (iii) the issuance of any new equity securities other than (A) issuances pursuant to the Company's incentive plans authorized by
               Section 13 hereof, (B) pursuant to offerings to which the Sellers' preemptive rights under this Agreement are applicable, and (C) pursuant to stock for stock mergers with an unrelated third party where such securities are issued at a value which reasonably approximates Fair Market Value, provided that if, for the purposes of this clause (iii)(C) of Section 3 only, the Company is in compliance with all of its financial covenants under the Senior Loan Documents, the Sellers shall be deemed to have given their consent (as a Seller but not as a director of the Company) to such issuance if such issuance was approved by the Board;

               (iv) a merger of the Company with or into an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person; and

               (v) an acquisition by the Company of the stock or assets of an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person.

               The consent rights set forth in this Section 3 are personal to Sellers and may not be transferred to any Person other than a Permitted Transferee.
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     17.  The following Section 3.1 shall be inserted immediately following the new Section 3 of the Shareholders' Agreement:

               "Section 3.1. Certain Consents and Rights of Citizens. At all times prior to the earlier to occur of (a) a Liquidity Event, or
               (b) (1) in the case of clauses (i) and (ii) of this Section 3.1, the earliest date on which Citizens no longer has observation rights on the Board and (2) in the case of clauses (iii), (iv) and (v), the first date on which Citizens does not remain a Shareholder, the consent of Citizens must be obtained with respect to the taking of any of the following actions by the
               Company:

               (i) an acquisition which is not a Permitted Acquisition;

               (ii) the guarantee by the Company of the obligations of third parties, except as permitted by the Senior Loan Documents;

               (iii) the issuance of any new equity securities other than (A) issuances pursuant to the Company's incentive plans authorized by
               Section 13 hereof, (B) pursuant to offerings to which Citizens' preemptive rights under this Agreement are applicable, and (C) pursuant to stock for stock mergers with an unrelated third party where such securities are issued at a value which reasonably approximates Fair Market Value, provided that if, for the purposes of this clause (iii)(C) of Section 3.1 only, the Company is in compliance with all of its financial covenants under the Senior Loan Documents, Citizens shall be deemed to have given its consent to such issuance if such issuance was approved by the Board;

               (iv) a merger of the Company with or into an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person; and

               (v) an acquisition by the Company of the stock or assets of an entity controlled by Day or the Company or under common control with the Company or which is not an Unrelated Person.

               The consent rights set forth in this Section 3.1 are personal to Citizens and may not be transferred to any Person other than a Permitted Transferee.
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     18.  The following phrase in Section 6(c) of the Shareholders' Agreement shall be deleted:

               ", Citizens (to the extent it is electing to sell shares pursuant to any tag along right it may have),"

     19. Section 10(b)(i) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following:

               "(i) The Sellers hereby waive any requirement of the Company to give the Sellers notice of the currently proposed offering, as of the date of this Amendment, of the Company's common stock in an underwritten public offering; the Company shall not be required to give notice to the Sellers or include the Common Stock of the Sellers in any registration if the proposed registration is a registration made after the Company has registered Common Stock under the Securities Act and such subsequent registration is (A) of a stock option or other compensation plan or dividend reinvestment plan or a registration of Common Stock issued or issuable pursuant to any such plan, or (B) a registration of Common Stock proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another Person;"

     20. Section 10(c) of the Shareholders' Agreement shall be deleted and replaced in its entirety with the following:

               "The Sellers shall be afforded, and are hereby granted the right to receive the benefit of the most favorable "piggyback" registration rights granted or afforded to any other Shareholder."

     21. The following phrase in Section 11(a) and in Section 12(a) of the Shareholders' Agreement shall be deleted:

               "and the Citizens Agreement"

     22. Section 16 of the Shareholders' Agreement shall be amended by adding the following phrase to the end of the first sentence thereof:

               ", provided, however, that the written agreement of Citizens shall also be required for any amendment resulting in, or that would result in, an adverse effect on the rights of Citizens (i) set forth in Section 2(f), Section 6, Section 9 or Section 11 or
               (ii) in a manner that is different from the other Shareholders who are also adversely affected by such amendment."
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     23.  The contact information set forth in Section 23 of the Shareholders'
          Agreement with respect to the Sellers shall be amended by adding thereto the following:

               "Citizens Ventures, Inc.,
               28 State Street, 15th Floor
               Boston, Massachusetts 02109
               Attention: Bradley Stewart
               Telecopy No.: 617-725-5630"

     24. A new section shall be added to the end of the Shareholders' Agreement that reads as follows:

               "Section 28. Termination Upon a Liquidity Event. Upon the consummation of a Liquidity Event, this Agreement and all rights and obligations of all parties hereto as set forth in this Agreement shall immediately terminate."

     25. Other than the changes set forth above, the terms of the Shareholders' Agreement shall remain in full force and effect and the undersigned hereby acknowledge the continued legal and binding effect of the Shareholders' Agreement and all of its terms and provisions.

                  [remainder of page intentionally left blank]
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     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Shareholders' Agreement as of the date first written above.

                                        COMPANY:

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President


                                        PURCHASERS:


                                        /s/ Stephen L. Day
                                        ----------------------------------------
                                        Stephen L. Day


                                        /s/ Jonathan A.R. Grylls
                                        ----------------------------------------
                                        Jonathan A.R. Grylls


                                        ----------------------------------------
                                        David Post


                                        /s/ Donald Motsenbocker
                                        ----------------------------------------
                                        Donald Motsenbocker


                                        ----------------------------------------
                                        Thomas Gaines
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                                        SELLERS:


                                        /s/ James F. Powers
                                        ----------------------------------------
                                        James F. Powers


                                        /s/ David J. Powers
                                        ----------------------------------------
                                        David J. Powers


                                        /s/ Michele R. Powers
                                        ----------------------------------------
                                        Michele R. Powers
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                                                                       Exhibit A

                             INSTRUMENT OF ACCESSION

     The undersigned, Citizens Ventures, Inc., as a holder of 411,111 shares of the Class A Common Stock, $0.0001 par value per share, of Dover Saddlery, Inc., a Delaware corporation (the "Company"), hereby agrees that by execution hereof the undersigned hereby agrees to become a party to, and become subject to the benefits and burdens set forth in, the Shareholders' Agreement, dated September 17, 1998, by and among the Company, the Shareholders (as defined therein), as amended by the First Amendment to Shareholders' Agreement, dated as of August 29, 2003 and by the Second Amendment to Shareholders' Agreement, dated as of August 25, 2005 (as so amended, the "Shareholders' Agreement") as a "Seller" (as defined therein). This Instrument of Accession shall take effect and shall become a part of the Shareholders' Agreement immediately upon execution by the undersigned and acceptance by execution thereof by the Company.

     Executed as of the date set forth below under the laws of the Commonwealth of Massachusetts.

                                        CITIZENS VENTURES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------

                                        Date: [____________], 2005

Agreed and Accepted:
DOVER SADDLERY, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

Date: [____________], 2005